UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2014

Lexicon Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Technology Forest Place

The Woodlands, Texas 77381

(Address of principal executive offices and Zip Code)

(281) 863-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 26, 2014, Lexicon Pharmaceuticals, Inc. (the “Company”) completed an offering of $80.0 million in aggregate principal amount of its 5.25% Convertible Senior Notes due 2021 (the “Notes”). The Notes were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Notes are governed by an indenture (the “Indenture”), dated as of November 26, 2014, between the Company and Wells Fargo Bank, N.A., as trustee.

The Notes bear interest at a rate of 5.25% per year, payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2015. The Notes mature on December 1, 2021. The Company may not redeem the Notes prior to the maturity date, and no sinking fund is provided for the Notes.

Holders of the Notes may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding the maturity date. Upon conversion, the Company will deliver for each $1,000 principal amount of converted Notes a number of shares of its common stock equal to the conversion rate, as described in the Indenture. The conversion rate is initially 829.1874 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of $1.206 per share of common stock). The conversion rate is subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event in certain circumstances.

If the Company undergoes a fundamental change, holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of Note, copies of which are filed as Exhibit 4.1 and 4.2 hereto, respectively, and incorporated in this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Indenture and the Notes set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 3.02 by reference. The Notes and the underlying shares of common stock have not been registered under the Securities Act and the transactions set forth under Item 1.01 of this Current Report on Form 8-K have been or will be taken in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Indenture related to the 5.25% Convertible Senior Notes due 2021, dated as of November 26, 2014, between Lexicon Pharmaceuticals, Inc. and Wells Fargo Bank, N.A.

4.2	Form of 5.25% Convertible Senior Notes due 2021 (included as Exhibit A to Exhibit 4.1).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: November 28, 2014	By:	/s/ BRIAN T. CRUM
Brian T. Crum
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture related to the 5.25% Convertible Senior Notes due 2021, dated as of November 26, 2014, between Lexicon Pharmaceuticals, Inc. and Wells Fargo Bank, N.A.

4.2	Form of 5.25% Convertible Senior Notes due 2021 (included as Exhibit A to Exhibit 4.1).